TO THE SECRETARY OF
AMERICAN ENTERPRISE LIFE INSURANCE COMPANY

By Resolution received by the Secretary on July 15, 1987, the Board of Directors of American Enterprise Life Insurance Company:

         RESOLVED, That American Enterprise Life Insurance Company, pursuant to the provisions of Section 27-1-51 Section 1 Class 1(c) of the Indiana Insurance Code, established a separate account designated American Enterprise Variable Annuity Account, to be used for the Corporation's Variable Annuity contracts; and

         RESOLVED FURTHER, That the proper officers of the Corporation were authorized and directed to establish such subaccounts and/or investment divisions of the Account in the future as they determine to be appropriate; and

         RESOLVED FURTHER, That the proper officers of the Corporation were authorized and directed to accomplish all filings, including registration statements and applications for exemptive relief from provisions of the securities laws as they deem necessary to carry the foregoing into effect.

As President of American Enterprise Life Insurance Company, I hereby establish, in accordance with the above resolutions and pursuant to authority granted by the Board of Directors, 229 additional subaccounts within the Account. Detailed below is the number of each such subaccounts that will invest in the following portfolios:

9 subaccounts investing in AXP(R)VP - Equity Select Fund
2 subaccount investing in AXP(R)VP - Partners Small Cap Value Fund
5 subaccounts investing in AIM V.I. Basic Value Fund, Series II
4 subaccounts investing in AIM V.I. Capital Appreciation Fund, Series II
5 subaccounts investing in AIM V.I. Capital Development Fund, Series II
5 subaccounts investing in Alliance VP Growth and Income Portfolio - Class B
2 subaccounts investing in Alliance VP Premier Growth Portfolio - Class B
2 subaccounts investing in Alliance VP Technology Portfolio - Class B
9 subaccounts investing in Evergreen VA Blue Chip Fund - Class 2
9 subaccounts investing in Evergreen VA Capital Growth Fund - Class 2
9 subaccounts investing in Evergreen VA Core Bond Fund - Class 2
9 subaccounts investing in Evergreen VA Equity Index Fund - Class 2
9 subaccounts investing in Evergreen VA Foundation Fund - Class 2
9 subaccounts investing in Evergreen VA Fund - Class 2
9 subaccounts investing in Evergreen VA Global Leaders Fund - Class 2
9 subaccounts investing in Evergreen VA Growth Fund - Class 2
9 subaccounts investing in Evergreen VA Growth and Income Fund - Class 2
9 subaccounts investing in Evergreen VA High Income Fund - Class 2
9 subaccounts investing in Evergreen VA International Growth Fund - Class 2
9 subaccounts investing in Evergreen VA Masters Fund - Class 2
9 subaccounts investing in Evergreen VA Omega Fund - Class 2
9 subaccounts investing in Evergreen VA Small Cap Value Fund - Class 2
9 subaccounts investing in Evergreen VA Special Equity Fund - Class 2
9 subaccounts investing in Evergreen VA Strategic Income Fund - Class 2
5 subaccounts investing in Fidelity(R)VIP Contrafund Portfolio - Service Class 2 5 subaccounts investing in Oppenheimer Capital Appreciation Fund/VA,
  Service Shares
2 subaccounts investing in Oppenheimer Global Securities Fund/VA, Service Shares

5 subaccounts investing in Oppenheimer Main Street Small Cap Fund/VA,
  Service Shares
2 subaccounts investing in Oppenheimer Strategic Bond Fund/VA, Service Shares 5 subaccounts investing in Putnam VT Health Sciences Fund - Class IB Shares
9 subaccounts investing in Van Kampen LIT Comstock Portfolio, Class II Shares 9 subaccounts investing in Van Kampen LIT Growth and Income Portfolio,
  Class II Shares
9 subaccounts investing in Van Kampen UIF U.S. Real Estate Portfolio

In accordance with the above resolutions and pursuant to authority granted by the Board of Directors of American Enterprise Life Insurance Company, the Unit Investment Trust comprised of American Enterprise Variable Annuity Account and consisting of 772 subaccounts is hereby reconstituted as American Enterprise Variable Annuity Account consisting of 1001 subaccounts.

                                                Received by the Secretary:


/s/ Carol A. Holton                         /s/ James M. Odland
------------------------                    --------------------------
    Carol A. Holton, President                  James M. Odland

                                                Date:    July 1, 2002